Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8
(Nos. 2-56066, 2-85158, 33-15439, 33-35667, 333-03611, 333-18057, 333-75924, 333-75922 and 333-75920) of Bausch & Lomb Incorporated of our report dated <RJune 27, 2003> relating to the financial statements of The Bausch & Lomb 401(k) Account which appears on Form 11-K/A.

PricewaterhouseCoopers LLP

Rochester, New York
<RJune 30, 2003>